Registration Statement No. 333-156118

Filed pursuant to Rule 424(b)(3)

Amendment dated May 4, 2011 to

Pricing Supplements No. 32, 33, 34, 35 and 37, dated January 30, 2009 to Prospectus Supplement and Prospectus each dated December 15, 2008 relating to the Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation)

Medium-Term Note Program

ELEMENTSSM

Linked to the Rogers International Commodity Index®

—Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between March 1, 2011 and May 2, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$10,000,000	97.503%	$9,750,300	March 1, 2011
$3,500,000	97.295%	$3,405,325	March 3, 2011
$2,000,000	100.812%	$2,016,240	March 8, 2011
$4,000,000	100.812%	$4,032,480	March 8, 2011
$2,000,000	100.900%	$2,018,000	March 9, 2011
$5,000,000	101.795%	$5,089,750	March 10, 2011
$4,000,000	101.185%	$4,047,400	March 11, 2011
$5,000,000	100.103%	$5,005,150	March 14, 2011
$1,000,000	100.127%	$1,001,270	March 14, 2011
$4,000,000	99.851%	$3,994,040	March 15, 2011
$6,000,000	97.560%	$5,853,600	March 17, 2011
$2,000,000	97.040%	$1,940,800	March 18, 2011
$1,500,000	97.700%	$1,465,500	March 23, 2011
$2,000,000	98.001%	$1,960,020	March 24, 2011
$1,000,000	98.001%	$980,010	March 24, 2011
$3,000,000	98.001%	$2,940,030	March 24, 2011
$2,000,000	98.567%	$1,971,340	March 25, 2011
$5,000,000	98.567%	$4,928,350	March 25, 2011

$2,000,000	99.306%	$1,986,120	March 28, 2011
$3,000,000	99.306%	$2,979,180	March 28, 2011
$2,000,000	99.306%	$1,986,120	March 28, 2011
$2,000,000	100.239%	$2,004,780	March 30, 2011
$2,000,000	100.167%	$2,003,340	March 31, 2011
$5,000,000	98.903%	$4,945,150	April 1, 2011
$1,000,000	99.211%	$992,110	April 4, 2011
$1,000,000	98.976%	$989,760	April 5, 2011
$5,000,000	101.356%	$5,067,800	April 7, 2011
$2,000,000	102.740%	$2,054,800	April 11, 2011
$3,500,000	102.860%	$3,600,100	April 12, 2011
$3,000,000	102.860%	$3,085,800	April 12, 2011
$2,000,000	103.750%	$2,075,000	April 15, 2011
$2,000,000	101.427%	$2,028,540	April 19, 2011
$1,000,000	102.135%	$1,021,350	April 21, 2011
$2,000,000	101.298%	$2,025,960	April 26, 2011
$1,000,000	101.510%	$1,015,100	April 26, 2011
$3,500,000	103.000%	$3,605,000	April 29, 2011
$3,500,000	103.582%	$3,625,370	May 2, 2011
$3,000,000	103.582%	$3,107,460	May 2, 2011
$1,000,000	103.673%	$1,036,730	May 2, 2011
$3,000,000	103.169%	$3,095,070	May 2, 2011

Linked to the Rogers International Commodity Index®

—Agriculture Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between March 1, 2011 and May 2, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$4,000,000	114.736%	$4,589,440	March 14, 2011
$1,500,000	113.544%	$1,703,160	March 15, 2011
$6,000,000	108.996%	$6,539,760	March 23, 2011
$4,000,000	110.223%	$4,408,920	March 24, 2011
$4,000,000	110.576%	$4,423,040	March 28, 2011
$3,000,000	110.576%	$3,317,280	March 28, 2011
$2,000,000	109.712%	$2,194,240	March 29, 2011
$4,000,000	111.826%	$4,473,040	March 30, 2011
$2,000,000	111.751%	$2,235,020	March 31, 2011
$2,500,000	111.751%	$2,793,775	March 31, 2011
$5,000,000	109.814%	$5,490,700	April 1, 2011
$1,000,000	109.798%	$1,097,980	April 5, 2011
$2,000,000	113.535%	$2,270,700	April 6, 2011
$1,000,000	114.192%	$1,141,920	April 12, 2011
$4,500,000	111.459%	$5,015,655	April 18, 2011
$4,000,000	110.621%	$4,424,840	April 20, 2011
$1,000,000	112.710%	$1,127,100	May 2, 2011

Linked to the Rogers International Commodity Index®

—Metals Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between March 1, 2011 and May 2, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	123.968%	$1,239,680	March 15, 2011
$2,000,000	122.800%	$2,456,000	March 16, 2011
$1,000,000	122.867%	$1,228,670	March 17, 2011
$2,000,000	124.696%	$2,493,920	March 25, 2011
$1,000,000	128.095%	$1,280,950	March 30, 2011
$2,000,000	127.016%	$2,540,320	April 4, 2011
$1,000,000	127.500%	$1,275,000	April 8, 2011
$1,000,000	129.246%	$1,292,460	April 26, 2011

Linked to the Rogers International Commodity Index®

— Energy Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between March 1, 2011 and May 2, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$2,000,000	69.690%	$1,393,800	March 2, 2011
$1,000,000	70.288%	$702,880	March 3, 2011
$2,000,000	72.706%	$1,454,120	March 14, 2011
$2,000,000	71.702%	$1,434,040	March 17, 2011
$1,000,000	73.551%	$735,510	March 28, 2011
$1,000,000	73.884%	$738,840	March 29, 2011
$1,000,000	73.883%	$738,830	March 31, 2011
$1,000,000	73.286%	$732,860	April 4, 2011

Linked to the MLCX Grains Index

— Total Return

Due February 13, 2023

The following issuances involved scheduled settlement between March 1, 2011 and May 2, 2011:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$2,500,000	77.669%	$1,941,725	April 8, 2011

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount Registered	Aggregate Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Notes offered as described above	$192,500,000.00	102.679%	$197,656,420.00	$22,947.91(1)

(1)           The registration fee is calculated in accordance with Rule 457(r) under the Securities Act.  As of the filing of this pricing supplement, there are unused registration fees of $58,670.64 that have been paid in respect of the securities covered by pricing supplements Nos. 32, 33, 34, 35 and 37 under the registration statement on Form F-3 (No. 333-156118) of which these pricing supplements are a part. After giving effect to the registration fee for these offerings, $35,722.73 remains available for future offerings for such pricing supplements described above.